                            THE AETNA SERVICES, INC.
                       SUPPLEMENTAL INCENTIVE SAVINGS PLAN















                                                            Amended and Restated
                                                           as of January 1, 1999

                                TABLE OF CONTENTS

Article                                                                                    Page
-------                                                                                    ----
I.   DEFINITIONS AND CONSTRUCTION........................................................     3
II.  DEFERRAL OF PAY AND INCENTIVE CONTRIBUTIONS.........................................     5
III. PAYMENT OF DEFERRED AMOUNTS.........................................................     9
IV.  MANAGEMENT OF THE PLAN .............................................................    10
V.   AMENDMENT AND TERMINATION ..........................................................    12
VI.  ADOPTION BY AFFILIATE ..............................................................    13
VII. MISCELLANEOUS ......................................................................    13



Appendix

A.         LIST OF PARTICIPATING COMPANIES

         Aetna Inc. (the "Company") hereby amends and restates, effective January 1, 1999, The Aetna Services, Inc. Supplemental Incentive Savings Plan.

         This Plan is intended to provide benefits to certain Employees which supplement the benefits provided under The Aetna Services, Inc. Incentive Savings Plan (the "ISP"): (1) benefits in excess of those permitted to be provided after application of one or more limits applicable to the ISP under the Internal Revenue Code of 1986, as amended (the "Code"); and (2) benefits provided at the direction of the Board of Directors of the Company, the Board of Directors of the Employer, or other authorized officers of the Company or the Employer, but which are not provided under the ISP.

         This document constitutes two separate plans, one of which (the "Mirror Plan") provides certain benefits, as more specifically set forth in Section 2.1(a) hereof, to certain Employees, that are attributable solely to the benefits, during the period of eligibility to participate under the ISP, that would be provided to such employees under the ISP but for the application of sections 401(a)(17) or 402(g) of the Code, and one of which (the "Supplemental Plan") provides benefits, as more specifically set forth in Sections 2.1(b) and
(c) hereof, for the following purposes: to take into account certain bonuses not considered as compensation under the ISP; and to provide such additional benefits as are provided at the direction of the Board of Directors of the Company, the Board of Directors of the Employer, or other authorized officers of the Company or the Employer, but which are not provided under the ISP. The Mirror Plan and Supplemental Plan shall constitute separate plans for (without limitation) the purposes of Public Law 104-95, 4 U.S.C. Section 114, governing state taxation of deferred compensation. The two plans shall be referred to herein in the aggregate as the Plan.

         This instrument sets forth provisions which constitute the Plan as amended and restated effective January 1, 1999.


                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.1 "ACCOUNT" means, for any Participant, the account established for the Participant under Section 2.3. Each Account will consist of two sub-accounts, the Mirror Sub-Account and the Supplemental Sub-Account.

         1.2 "ACCOUNT BALANCE" means, for any Participant as of any date, the aggregate amount reflected in the Participant's Mirror Sub-Account and the Participant's Supplemental Sub-Account.

         1.3 "AFFILIATE" means any entity which, with the Company, constitutes a group of trades or businesses under common control, a controlled group of corporations, an affiliated service group, or a group of corporations otherwise required to be aggregated, as provided in sections 414(b), (c), (m), and (o) of the Code, respectively.

         1.4      "BOARD" means the Board of Directors of the Company.

         1.5      "CODE" means the Internal Revenue Code of 1986, as amended.

         1.6 "COMPANY" means Aetna Inc. or any successor by merger, consolidation, purchase or otherwise.

         1.7 "EFFECTIVE DATE" means the effective date of this amended and restated Plan, January 1, 1999.

         1.8 "ELIGIBLE EMPLOYEE" means, for any Plan Year, an Employee whose total compensation (as reflected on Form W-2) for the prior Plan Year, when added to all elective deferrals of compensation which would otherwise have been reflected on Form W-2, aggregated more than $160,000 or such other amount announced by the Company prior to the beginning of the applicable Plan Year, and whose benefit under the ISP for the Plan Year is limited by the application of section 401(a)(17) or 402(g) of the Code as set forth in Section 2.1(a) hereof. For the first Plan Year in which an Employee is an Eligible Employee, such Employee shall not be an Eligible Employee until the time as of which the benefit limitation under ISP for the Plan Year, as set forth in the previous sentence, has been reached.

         1.9 "EMPLOYEE" means any person who is actively employed by the Employer or a Participating Company, other than as a general agent, a broker, an independent contractor, or a leased employee (within the meaning of Section 414(n)(2) of the Code).

         1.10 "EMPLOYER" means Aetna Services, Inc.

         1.11 "HIGHLY LEVERAGED EMPLOYEE" means an employee who is so designated by the Employer or a Participating Company, in the sole discretion of the Employer or Participating Company, by virtue of the material emphasis by the Employer or a Participating Company, as the case may be, on variable or incentive pay.

         1.12 "ISP" means The Aetna Services, Inc. Incentive Savings Plan, as amended and restated effective January 1, 1999 and as it may be amended from time to time thereafter.

         1.13 "MIRROR SUB-ACCOUNT" means that portion of a Participant's Account that is credited with benefits provided by Section 2.1(a) hereof.

         1.14 "PARTICIPANT" means an Eligible Employee or former Eligible Employee who has an Account Balance.

         1.15 "PARTICIPATING COMPANY" means any Affiliate which either (a) is listed in Appendix A on the Effective Date, or (b) after the Effective Date, adopts the Plan in accordance with the provisions of Article VI hereof. A Participating Company may adopt this Plan with respect to less than all of its otherwise eligible employees. On the date that a Participating Company ceases to be an Affiliate, it shall also cease to be a Participating Company, pursuant to section 6.2 hereof.

         1.16 "PAY" means, for any Eligible Employee for any Plan Year, the amount determined using the definition of "Pay" set forth in the ISP, with the following changes:

         (a) the limit set forth in Section 401(a)(17) of the Code shall not apply; and

         (b) with respect to Highly Leveraged Employees, Pay taken into account under the Plan shall not exceed $500,000.

         1.17 "PLAN" means The Aetna Services, Inc. Supplemental Incentive Savings Plan, as set forth herein and as amended from time to time.

         1.18     "PLAN YEAR" means the calendar year.

         1.19 "SUPPLEMENTAL SUB-ACCOUNT" means that portion of a Participant's Account that is credited with benefits provided by Sections 2.1(b), (c) and (d) hereof.

         1.20 "TERMINATION FROM SERVICE" means a Termination from Service as defined in the ISP.

         1.21 "VALUATION DATE" means the last business day of each calendar month.

         1.22 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Where appropriate, words used in the singular include the plural and words used in the plural include the singular. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire Plan, not to any particular provision or section. Capitalized terms used herein and not defined above shall have the meanings set forth in the ISP.

                                   ARTICLE II
                                 DEFERRAL OF PAY

         2.1 DEFERRAL OF PAY AND INCENTIVE CONTRIBUTIONS.

         (a) For each Plan Year, each individual who is an Eligible Employee for the Plan Year and who does not make an election pursuant to Subsection (e) below shall have credited to the Mirror Sub-Account of the Eligible Employee's Account the difference between: (1) the amount that would have been credited to the Eligible Employee's Deferral Account and Incentive Contribution Account pursuant to the Eligible Employee's Compensation Deferral Agreement if (i) the definition of Pay set forth in this Plan had been used instead of the ISP definition, and
(ii) the cap on contributions to the Eligible Employee's Deferral Account, set forth in Section 402(g) of the Code, did not apply; and (2) the amount that actually was credited to the Eligible Employee's Deferral Account and Incentive Contribution Account during the Plan Year. The Eligible Employee's Compensation Deferral Agreement shall be a compensation deferral agreement with respect to this Plan, and the Eligible Employee's compensation shall be reduced in the same manner and to the same extent that it would have been reduced pursuant to the ISP.

         (b) For each Plan Year, each individual who (i) is an Eligible Employee for the Plan Year, (ii) made Deferral Contributions to the ISP for such Plan Year, and (iii) elected to defer an award under the Company's Management Incentive Plan, shall have credited to the Supplemental Sub-Account of the Eligible Employee's Account the amount that would have been credited as an Incentive Contribution under 2.1(a) above with respect to such deferred award if (i) such deferred award had been included in the Eligible Employee's Pay for the Plan Year in which it would otherwise have been paid (subject to the limit on Pay set forth in Section 1.16(b), if applicable); and
(ii) Deferral Contributions had been made with respect to such award. A Participant shall not be treated as having elected to defer an award pursuant to clause (ii) of the preceding sentence if such Participant has elected to use the award to take part in the Company's Executive Bonus Exchange for Stock Options Program, unless the Participant subsequently opts out of the Executive Bonus Exchange for Stock Options Program and instead defers receipt of the award.

         (c) In addition to the amounts determined in accordance with Subsections 2.1(a) and (b) to be contributed to a Participant's Mirror Sub-Account and Supplemental Sub-Account, there shall be credited to a Participant's Supplemental Sub-Account for any Plan Year such other amount as may be determined by the Board of Directors of the Company, the Board of Directors of the Employer, or other authorized officers of the Company or the Employer, to be contributed to the Participant's Supplemental Sub-Account for such Plan Year. Any corresponding reductions to or deductions from the compensation otherwise payable to the Participant shall be made as specified by such Board or officer(s) and as agreed to by the Participant.

         (d) Prior to the first day of any Plan Year, or, for the Plan Year in which an Employee first becomes an Eligible Employee, no later than 30 days after the Employee becomes an Eligible Employee, an Eligible Employee may elect, on the form and in the manner established by the Employer for such purpose, not to participate in this Plan for such Plan

Year. In such event, no amounts shall be deferred from the Eligible Employee's Pay or credited to the Eligible Employee's Account pursuant to Section 2.1(a) or
(b) for such Plan year.

         2.2 PAYMENT OF FICA AND OTHER TAXES. The compensation currently payable to an Eligible Employee during any period shall be reduced by an amount equal to the FICA and other taxes required to be withheld by the Employer or the applicable Participating Company during that period with respect to the amount deferred pursuant to Section 2.1.

         2.3 ACCOUNT; CREDITS AND DEBITS; EARNINGS. The Company shall establish on its books an Account for each Participant. Each Account shall consist of a Mirror Sub-Account and a Supplemental Sub-Account. Within each Sub-Account, those credited amounts that would have been Incentive Contributions, and the earnings thereon, shall be accounted for separately (all such amounts to be hereinafter referred to as the "Incentive Portion.") Amounts deferred on behalf of a Participant, or allocated to a Participant, pursuant to Section 2.1 shall be credited to the Participant's appropriate sub-account on the date on which such amounts would have been credited to the Participant's Deferral Account and Incentive Contribution Account under the ISP had such amounts been payable under the ISP. In addition, as of each Valuation Date, each Participant's Account shall be credited with an incremental amount equal to the amount that would have been earned had the amounts credited to the Participant's Account been invested in an investment option offered by the Company. The sole investment option offered by the Company for this Plan is the Stable Value Option. The Company reserves the right to amend the investment options in the future. Any payments made to or on behalf of the Participant and/or a Beneficiary shall be debited from the Participant's Account.

         2.4 VESTING. Each Participant shall have a nonforfeitable right to the Account other than the Incentive Portion, subject however to Sections 2.5 and
2.6. A Participant shall have a nonforfeitable right to the Incentive Portion only if the Participant is vested in the Incentive Contribution Account under the ISP.

         2.5 UNFUNDED NATURE OF ACCOUNT. No assets shall be segregated or earmarked with respect to any Account, and no Participant or Beneficiary shall have any right to assign, transfer, pledge or hypothecate an interest or any portion thereof in the Participant's Account. The Plan and the crediting of Accounts hereunder shall not constitute a trust or a funded arrangement of any sort and shall be merely for the purpose of recording an unsecured contractual obligation of each obligated party; provided, however, that the Employer and the Company reserve the right to meet the obligations created under the Plan through one or more trusts or other agreements.

         2.6 REDUCTION OF BENEFIT. If a Participant breaches an obligation to the Company, the Employer or a Participating Company with respect to the payment of a specific sum of money, the Company, the Employer or the applicable Participating Company may reduce any benefits payable to such Participant under this Plan, in the manner of setoff or otherwise, to the extent of such obligation and any costs incurred with respect thereto. In addition, the Company, the Employer and the Participating Companies do not waive any rights to reduce benefits, including but not limited to setoff rights, which such entities may have under applicable law or a prior written agreement between all or any of them and an Employee, all of which rights are enforceable independent of the terms of this Plan.

                                   ARTICLE III
                           PAYMENT OF DEFERRED AMOUNTS

         3.1 ELECTION AS TO TIME OF PAYMENT. Each Eligible Employee shall make an election, on a form and in the manner prescribed by the Company for this purpose, specifying the time at which his or her vested Account Balance is to be paid. Such election shall be made not more than 90 days after the date on which the individual becomes an Eligible Employee. Any election which does not comply with these time limits will be deemed an election pursuant to Section 3.2 and will be effective only if it complies with the rules set forth therein.

         Except as otherwise provided in Section 3.2 and Section 3.3, payment of a Participant's vested Account Balance shall be made to the Participant or the Participant's Beneficiary in a lump sum as soon as practicable after the Valuation Date on or next following the time specified for payment in the election made by the Participant under this Section 3.1.

         In the absence of an election which complies with either Section 3.1 or
Section 3.2, a Participant's vested Account Balance shall be paid in a lump sum as soon as practicable after the Valuation Date on or next following the Participant's Termination from Service.

         3.2 ABILITY TO CHANGE ELECTION. Notwithstanding any election that may have been made by a Participant pursuant to Section 3.1, a Participant who has not yet had a Termination from Service may elect to receive payment of the vested Account Balance at a date other than that specified by the Participant in the election made pursuant to Section 3.1; provided however that:

         (a) an election made under this Section 3.2 shall apply to Participant's entire vested Account Balance notwithstanding any prior elections; and

         (b) if the Participant's Termination from Service occurs within one year and a day after the date on which the election to change the time of payment is made, the election shall not be honored and the Participant's vested Account Balance shall be distributed in accordance with Section 3.1.

         3.3 PAYMENT IN THE EVENT OF PARTICIPANT'S DEATH. Notwithstanding any election that may have been made by a Participant pursuant to Section 3.1 or 3.2, any vested Account Balance that has not been paid to the Participant as of the date of the Participant's death shall be paid to the Participant's Beneficiary in a lump sum as soon as practicable after the Valuation Date on or next following the date on which the Company receives notification of the Participant's death.

         3.4 ACCELERATION OF PAYMENT. Notwithstanding any other provision of this Plan to the contrary, the Company in its sole discretion may accelerate the payment of vested Account Balances: (a) to all or any group of similarly situated Participants, whether before or after the Participants' Termination from Service, in response to changes in the tax laws or accounting principles;
(b) to any Participant in the event of an extreme hardship of such Participant that cannot be relieved from any other financial resources of such Participant; or (c) to any Participant in the event of other compelling circumstances.

                                   ARTICLE IV
                             MANAGEMENT OF THE PLAN

         4.1 ADMINISTRATOR. The Employer shall be the Administrator with the sole responsibility for the administration of the Plan. The Administrator may delegate to any person or entity any powers or duties of the Administrator under the Plan. To the extent of any such delegation, the delegatee shall become responsible for administration of the Plan, and references to the Administrator shall apply instead to the delegatee. Any action by the Employer assigning any of its responsibilities as Administrator to specific persons who are directors, officers, or employees of the Employer, the Company, or the Participating Companies shall not constitute delegation of the Administrator's responsibilities but rather shall be treated as the manner in which the Employer has determined internally to discharge such responsibility.

         4.2 POWERS AND DUTIES OF THE ADMINISTRATOR. The Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

         (a) to construe and interpret the Plan, decide all questions of eligibility, determine the status and rights of Participants, and determine the amount, manner and time of payment of any benefits hereunder;

         (b) to receive from the Participating Companies and from Participants such information as shall be necessary for the proper administration of the Plan;

         (c) to furnish the Participating Companies, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

         (d) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

         (e) to defend and initiate any lawsuit on behalf of the Plan or the Eligible Employees if the Administrator deems it reasonably necessary to protect the Plan or the Participants.

         If there shall arise any misunderstanding or ambiguity concerning the meaning of any of the provisions of the Plan arising out of the administration thereof, the Administrator shall have the sole right to construe such provisions. Subject to the limitations of the Plan and applicable law, the Administrator may make such rules and regulations as it deems necessary or proper for the administration of the Plan and the transaction of business thereunder.

         The decisions of the Administrator with respect to any matter it is empowered to act on shall be made by it in its sole discretion based on the Plan documents and shall be final, conclusive and binding on all persons.

                                    ARTICLE V
                            AMENDMENT AND TERMINATION

         5.1 AMENDMENTS. The Company reserves the right to amend this Plan from time to time in any respect, including without limitation a prospective reduction in accrual of benefits. See Section 5.4 regarding prohibition of retroactive reduction of benefits accrued under this Plan.

         5.2 ACTION BY COMPANY. Any amendments to this Plan by the Company shall be made in writing and executed by the Senior Vice President, Corporate Human Resources or other officer holding such position, or by the President or Chief Executive Officer of the Company. Neither the consent of any Employee nor that of any payee is required for any amendment to the Plan.

         5.3 TERMINATION BY COMPANY. The Plan may be terminated in whole or in part by the Company at any time. The Plan as a whole shall be terminated only pursuant to a resolution of the Board of Directors of the Company. The Plan may be terminated in part in the same manner as is prescribed for the adoption of amendments. Neither the consent of any Employee nor that of any payee is required for any termination of the Plan.

         5.4 EFFECT OF AMENDMENT OR TERMINATION BY COMPANY. Any amendment or termination of this Plan by the Company shall be effective prospectively and shall not serve to retroactively reduce any right to a benefit accrued under this Plan up to the date of such amendment or termination; provided, however, that in the event of any termination or partial termination of the Plan (including a Participating Company's ceasing to be a Participating Company pursuant to Section 6.2), the Company shall have the right to immediately cash out each affected Participant's benefit, notwithstanding any elections that have been made.

                                   ARTICLE VI
                              ADOPTION BY AFFILIATE

         6.1 ADOPTION BY AFFILIATE. Any Affiliate may, with the consent of the Company, become a Participating Company under the Plan by a resolution of the Board of Directors of the Affiliate under which:

         (a) The Affiliate shall agree to be bound by all the provisions of the Plan in the manner set forth herein and any amendments hereto; and

         (b) The Affiliate shall agree to pay its share of expenses of the Plan as they may be determined by the Company from time to time.

         6.2 TERMINATION BY A PARTICIPATING COMPANY. Any Participating Company may at any time elect to terminate its participation under the Plan with respect to all or any group of the Participating Company's Employees. A Participating Company shall terminate its participation under the Plan by resolution of the Board of Directors of the Participating Company. Notwithstanding the above, a Participating Company shall cease to be a Participating Company, without any further action, upon ceasing to be an Affiliate of the Company. The termination of participation by a Participating Company shall not relieve the Participating Company of its liabilities under this Plan, including but not limited to those liabilities imposed under Section 7.2 hereof.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 EXCLUSIVE BENEFIT. The Plan is maintained for the exclusive benefit of Participants.

         7.2 SOURCE OF PAYMENT. All benefits under the Plan shall be paid exclusively by the Employer or the applicable Participating Company from its general assets, provided that the Company shall be liable for all benefits under the Plan.

         7.3 RIGHTS OF EMPLOYEES. Nothing contained herein shall be deemed to give any Employee the right to be retained in the service of the Employer or the applicable Participating Company or to interfere with the right of the Employer or the applicable Participating Company to discharge such Employee at any time, nor shall it be deemed to give the Employer or the applicable Participating Company the right to require the Employee to remain in its service, nor shall it interfere with the right of the Employer or the applicable Participating Company to terminate service at any time.

         7.4 HEADINGS. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

         7.5 SEVERABILITY. If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed and enforced as if such provision were omitted.

         7.6 ALIENATION OF BENEFITS. Except as provided in Section 2.6, and except as otherwise provided by law, and consistent with Section 2.5 hereof, no benefit under this Plan may be voluntarily or involuntarily assigned or alienated.

         7.7 LOST DISTRIBUTEES. Any benefit payable hereunder shall be deemed forfeited if the distributee to whom payment is due cannot be located, provided that such benefit shall be reinstated if a claim is made by the distributee for the forfeited benefit within two years of the date the forfeited benefit was payable pursuant to Sections 3.1, 3.2 and 3.3.

         7.8 GOVERNING LAW. This Plan shall be construed according to the laws of the State of Connecticut to the extent not pre-empted by Federal law.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 1st day of June, 1999.

                                            AETNA INC.


                                            By: /s/ Elease E. Wright
                                                ------------------------

                                            Its:  Senior Vice President,
                                            Corporate Human Resources

                                   Appendix A
                         LIST OF PARTICIPATING COMPANIES

                        A.                                      B.                        C.
              PARTICIPATING COMPANIES                   TAX IDENTIFICATION              END OF
                                                        NUMBER OF EMPLOYER           FISCAL YEAR
              -----------------------                   ------------------           -----------
Aetna Services, Inc.                                        06-0843808                  12/31

Aetna Life Insurance Company                                06-6033492                  12/31

Aeltus Investment Management Inc.                           06-0888148                  12/31

Aetna Life Insurance and                                    71-0294708
Annuity Company                                                                         12/31

Aetna U.S. Healthcare Dental Plan                           06-1160812                  12/31
of California, Inc.

Aetna Healthcare of California, Inc.                        95-3402799                  12/31

Aetna International, Inc.                                   06-1028458                  12/31